EXHIBIT 32.1
Trico Marine Services, Inc.
Form 10-Q
Quarterly Report
Quarterly Period Ended June 30, 2005

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Joseph S. Compofelice, Interim Chief Executive Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

1.    the Quarterly Report on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2005	By: /s/ Joseph S. Compofelice
Joseph S. Compofelice
Interim Chief Executive Officer

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Trevor Turbidy, Chief Financial Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

1.    the Quarterly Report on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2005	By: /s/ Trevor Turbidy
Trevor Turbidy
Vice President and Chief Financial Officer